SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  03 December 2014

VISION INDUSTRIES CORP.
(Exact name of registrant as specified in its charter)

FLORIDA	000-53315	14-1908451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2230 E. Artesia Blvd.
Long Beach, California 90805
(Address of Principal Executive Offices)

(310) 454-5658
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership

Effective 03 December 2014, pursuant to an order of the United States Bankruptcy Court for the Central District of California (the “Conversion Order”), the Chapter 11 bankruptcy proceedings of Vision Industries Corp. (the “Company”) was converted from a case under Chapter 11 to a case under Chapter 7 of the United States Bankruptcy Code. Pursuant to the Conversion Order, the Company is required to turn over to the designated Chapter 7 Trustee all records and property of the estate under the Company’s custody and control, in accordance with the Federal Rules of Bankruptcy Procedure. As of the effective date of the conversion, the Company had limited assets and no cash in the bank. All assets of the Company will be transferred to the Chapter 7 trustee, to be used to provide for the wind-down and liquidation of the Company’s estate.  The Company has been advised that David A. Gill has been appointed Interim Chapter 7 Trustee.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On 04 December 2014, Scott Lambert and Brett Mayer each tendered their respective resignation as a member of the Company’s Board of Directors. The resignations of Mr. Lambert and Mr. Mayer are not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Lambert and Mr. Mayer have both resigned due to the Conversion Order and the appointment of a Chapter 7 Trustee which effectively eliminates the powers of the Company’s Board of Directors.

On 04 December 2014, our Chairman of the Board, Martin Schuermann, tendered his resignation as a member of the Company’s Board of Directors. The resignation of Mr. Schuermann is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Schuermann resigned due to the Conversion Order and the appointment of a Chapter 7 Trustee, which effectively eliminates the powers of the Company’s Board of Directors. Combined with the resignation of Mr. Lambert and Mr. Mayer, the Company will have no members serving on its Board of Directors.

On 04 December 2014, Jerome Torresyap tendered his resignation as the Company’s President and Chief Operating Officer. The resignation of Mr. Torresyap is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Torresyap resigned due to the Conversion Order and the appointment of a Chapter 7 Trustee which effectively eliminates the powers Mr. Torresyap previously held on behalf of the Company.

On 04 December 2014, Martin Schuermann tendered his resignation as the Company’s Interim CFO, Treasurer, and Secretary. On 04 December 2014 Mr. Schuermann also tendered his resignation as the Company’s Chief Executive Officer for all purposes other than to render reasonable assistance to the Chapter 7 Trustee as may be reasonably required under the Conversion Order. The resignation of Mr. Schuermann is not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Schuermann resigned due to the Conversion Order and the appointment of a Chapter 7 Trustee which effectively eliminates the powers Mr. Schuermann previously held on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.

By:	/s/ Martin Schuermann
Title:	Chief Executive Officer for purposes of
compliance with Chapter 7 proceedings
Dated:	09 December 2014